NEWS RELEASE
T. ROWE PRICE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS
BALTIMORE (February 5, 2025) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its results for the fourth quarter and full year of 2024.
▪Assets under management (AUM) of $1.61 trillion at December 31, 2024
▪Net client outflows of $19.3 billion for Q4 2024 and $43.2 billion for 2024
▪Diluted earnings per common share (EPS) of $1.92 for Q4 2024 and $9.15 for 2024
▪Adjusted diluted EPS of $2.12 for Q4 2024 and $9.33 for 2024
▪Returned $355 million in Q4 2024 and $1.5 billion in 2024 to stockholders from the recurring quarterly dividend and stock repurchases

Rob Sharps, chair, CEO, and president, commented, “We are growing our ETF business, expanding our position in the insurance channel, and extending our target date franchise into Canada. We closed 2024 with $1.6 trillion in AUM and $43.2 billion in 2024 net outflows—which we reduced by nearly half year over year. I am optimistic that we remain on the path to positive flows, and we are on pace to further reduce outflows again this year.”

Financial Highlights

	Three months ended					Year ended
(in millions, except per-share data)	12/31/2024	12/31/2023	Change(1)	9/30/2024	Change(1)	12/31/2024	12/31/2023	Change(1)

U.S. GAAP basis
Investment advisory fees	$1,667.2	$1,435.9	16.1%	$1,627.3	2.5%	$6,399.7	$5,709.5	12.1%
Performance-based advisory fees(2)	$19.3	$25.3	(23.7)%	$5.6	n/m	$59.3	$38.2	55.2%
Capital allocation-based income(3)	$(5.2)	$40.2	n/m	$4.6	n/m	$46.6	$161.9	(71.2)%
Net revenues	$1,824.5	$1,642.0	11.1%	$1,785.6	2.2%	$7,093.6	$6,460.5	9.8%
Operating expenses	$1,256.1	$1,254.8	0.1%	$1,172.0	7.2%	$4,760.3	$4,474.3	6.4%
Net operating income	$568.4	$387.2	46.8%	$613.6	(7.4)%	$2,333.3	$1,986.2	17.5%
Non-operating income (loss)	$4.6	$259.7	n/m	$212.5	n/m	$486.3	$504.1	(3.5)%
Net income - T. Rowe Price Group, Inc.	$439.9	$437.6	0.5%	$603.0	(27.0)%	$2,100.1	$1,788.7	17.4%
Diluted earnings per common share	$1.92	$1.90	1.1%	$2.64	(27.3)%	$9.15	$7.76	17.9%

Adjusted basis(4)
Operating expenses	$1,222.6	$1,150.7	6.2%	$1,099.0	11.2%	$4,498.8	$4,260.7	5.6%
Operating expenses, excluding accrued carried interest related compensation	$1,218.7	$1,135.5	7.3%	$1,087.4	12.1%	$4,456.3	$4,190.7	6.3%
Net operating income	$620.2	$502.7	23.4%	$718.4	(13.7)%	$2,685.9	$2,263.2	18.7%
Non-operating income (loss)	$34.3	$49.5	(30.7)%	$51.2	(33.0)%	$148.7	$140.8	5.6%
Net income - T. Rowe Price Group, Inc.	$484.8	$394.7	22.8%	$586.5	(17.3)%	$2,139.5	$1,750.1	22.3%
Diluted earnings per common share	$2.12	$1.72	23.3%	$2.57	(17.5)%	$9.33	$7.59	22.9%

Assets under management (in billions)
Average assets under management	$1,638.6	$1,374.3	19.2%	$1,589.5	3.1%	$1,561.9	$1,362.3	14.7%
Ending assets under management	$1,606.6	$1,444.5	11.2%	$1,630.9	(1.5)%	$1,606.6	$1,444.5	11.2%

Investment advisory annualized effective fee rate (EFR) (in bps)
EFR without performance-based fees	40.5	41.5	(1.0)	40.7	(0.2)	41.0	41.9	(0.9)
EFR with performance-based fees	40.9	42.2	(1.3)	40.9	—	41.4	42.2	(0.8)
(1) n/m - the percentage change is not meaningful.
(2) Performance-based advisory fees were previously included in the investment advisory fees. Prior periods were recast to reflect this change.
(3) Capital allocation-based income represents the change in accrued carried interest.
(4) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management
During Q4 2024, assets under management (AUM) decreased $24.3 billion to $1.61 trillion. The components of the change in AUM, by asset class, are shown in the table below.

	Three months ended 12/31/2024
(in billions)	Equity	Fixed income, including money market	Multi-asset(1)	Alternatives(2)	Total
Assets under management at beginning of period	$832.0	$186.3	$560.9	$51.7	$1,630.9

Net cash flows prior to manager-driven distributions	(8.2)	3.5	(15.5)	1.7	(18.5)
Manager-driven distributions	—	—	—	(0.8)	(0.8)
Net cash flows	(8.2)	3.5	(15.5)	0.9	(19.3)
Net market appreciation (depreciation) and income(3)	5.9	(1.7)	(9.4)	0.2	(5.0)
Change during the period	(2.3)	1.8	(24.9)	1.1	(24.3)
Assets under management at December 31, 2024	$829.7	$188.1	$536.0	$52.8	$1,606.6
(1)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(2) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $16.2 billion at December 31, 2024 and $14.5 billion as of September 30, 2024, and are not reflected in fee basis AUM above.
(3) Includes net distributions not reinvested of $4.8 billion.

Investors domiciled outside the United States accounted for 8.8% of the firm's AUM at December 31, 2024, and 8.6% at September 30, 2024 and December 31, 2023.

The firm provides participant accounting and plan administration for retirement plans that primarily invest in the firm's U.S. mutual funds, collective investment trusts, and funds managed outside of the firm's complex. As of December 31, 2024, the firm's assets under administration were $282 billion, of which $159 billion were assets we manage.

The firm offers non-discretionary advisory services through model delivery and multi-asset solutions for providers to implement. The firm records the revenue earned on these services in administrative fees. The assets under advisement in these portfolios, predominantly in the United States, were $16.4 billion at December 31, 2024.

Financial Results Highlights
Net Revenues

	Three months ended
(in millions)	12/31/2024	12/31/2023	Change	9/30/2024	Change
Investment advisory fees
Equity	$1,006.2	$864.3	16.4%	$978.5	2.8%
Fixed income, including money market	106.2	98.2	8.1%	104.1	2.0%
Multi-asset	473.8	400.6	18.3%	465.8	1.7%
Alternatives	81.0	72.8	11.3%	78.9	2.7%
Total investment advisory fees	1,667.2	1,435.9	16.1%	1,627.3	2.5%
Performance-based advisory fees(1)	19.3	25.3	n/m	5.6	n/m
Capital allocation-based income(2)	(5.2)	40.2	n/m	4.6	n/m
Administrative, distribution, and servicing fees	143.2	140.6	1.8%	148.1	(3.3)%
Net revenues	$1,824.5	$1,642.0	11.1%	$1,785.6	2.2%

Average AUM (in billions):
Equity	$842.7	$704.9	19.5%	$813.1	3.6%
Fixed income, including money market	186.9	168.4	11.0%	183.3	2.0%
Multi-asset	556.3	453.6	22.6%	542.3	2.6%
Alternatives	52.7	47.4	11.2%	50.8	3.7%
Average AUM	$1,638.6	$1,374.3	19.2%	$1,589.5	3.1%

Investment advisory annualized effective fee rate (bps)	40.5	41.5	(1.0)	40.7	(0.2)

Investment advisory annualized effective fee rate, including performance-based fees (bps)	40.9	42.2	(1.3)	40.9	—

(1) Performance-based advisory fees were previously included in the investment advisory fees. Prior periods were recast to reflect this change.
(2) The Capital allocation-based income represents the change in accrued carried interest. The percentage change is not meaningful (n/m).

Net revenues in Q4 2024 were $1.8 billion, an increase of 11.1% from Q4 2023 and 2.2% from Q3 2024. Performance-based fees earned in each period were primarily related to alternatives strategies.

▪The investment advisory annualized effective fee rate, excluding performance-based fees, of 40.5 basis points in Q4 2024 decreased from 42.2 basis points earned in Q4 2023 and 40.7 basis points earned in Q3 2024. In comparison to prior periods, client flows and transfers drove a mix shift in assets under management toward lower fee products and asset classes partially offset by market appreciation.

▪Capital allocation-based income in Q4 2024 reduced net revenues by $5.2 million, which includes $12.5 million in additional accrued carried interest, offset by $17.7 million in acquisition-related, non-cash amortization and impairments. Comparatively, the Q4 2023 amount of $40.2 million includes $51.1 million in additional accrued carried interest, partially offset by $10.9 million in acquisition-related, non-cash amortization and impairments. The decreases from prior periods were primarily the result of overall lower returns.

A portion of the capital allocation-based income is passed through as compensation and recognized in compensation and related costs, with the unpaid amount reported as non-controlling interest on the consolidated balance sheet. For detail on the quarterly change in accrued carried interest, which is reported as part of investments on the consolidated balance sheet and related non-controlling interest, see the applicable tables at the end of this release.

Operating Expenses

	Three months ended
(in millions)	12/31/2024	12/31/2023	Change (1)	9/30/2024	Change (1)
Compensation, benefits, and related costs	$705.4	$649.4	8.6%	$632.9	11.5%
Acquisition-related retention agreements	14.2	13.5	5.2%	4.0	255.0%
Capital allocation-based income compensation(2)	(3.4)	10.6	n/m	(2.0)	n/m
Market-related change in deferred compensation liability	(6.7)	61.9	n/m	43.4	n/m
Total compensation and related costs	709.5	735.4	(3.5)%	678.3	4.6%
Distribution and servicing	92.9	75.7	22.7%	91.6	1.4%
Advertising and promotion	50.2	44.4	13.1%	20.8	141.3%
Product and recordkeeping related costs	74.5	68.1	9.4%	75.0	(0.7)%
Technology, occupancy, and facility costs	169.3	171.6	(1.3)%	164.0	3.2%
General, administrative, and other	128.3	128.1	0.2%	104.2	23.1%
Change in fair value of contingent consideration	—	(9.6)	n/m	(13.4)	n/m
Acquisition-related amortization and impairment costs	31.4	41.1	(23.6)%	51.5	(39.0)%
Total operating expenses	$1,256.1	$1,254.8	0.1%	$1,172.0	7.2%

Total adjusted operating expenses(3)	$1,222.6	$1,150.7	6.2%	$1,099.0	11.2%

(1) n/m - the percentage change is not meaningful.
(2) Capital allocation-based income compensation represents the change in accrued carried interest compensation along with acquisition-related, non-cash amortization and impairments.
(3) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Operating expenses were $1,256.1 million, an increase of 0.1% from Q4 2023 and 7.2% from Q3 2024. On a non-GAAP basis, adjusted operating expenses in Q4 2024 were $1,222.6 million, an increase of 6.2% from Q4 2023 and 11.2% from Q3 2024.

▪Compensation, benefits, and related costs in Q4 2024 of $705.4 million increased $56.0 million from Q4 2023 and $72.5 million from Q3 2024. The increase from Q4 2023 was primarily due to a higher bonus accrual, salaries, and employee benefits. These increases were partially offset by lower other employee-related costs and higher capitalized labor. Compared to Q3 2024, the increase was primarily due to higher compensation costs related to the firm's annual long-term incentive grant, higher employee benefit costs, and a higher bonus accrual. Each year, the level of the Q4 bonus accrual is driven by the total bonus pool awarded compared to the cumulative bonus expense accrued over the first three quarters of the year. The firm employed 8,158 associates at December 31, 2024, an increase of 3.2% from 7,906 associates at December 31, 2023, and 0.7% from 8,104 associates at September 30, 2024.

▪Distribution and servicing costs in Q4 2024 of $92.9 million increased $17.2 million from Q4 2023 and $1.3 million from Q3 2024. The increase from Q4 2023 was primarily driven by higher average assets under management distributed through third-party intermediaries.

▪Advertising and promotion expenses in Q4 2024 of $50.2 million increased $5.8 million from Q4 2023 and $29.4 million from Q3 2024. The increase from prior periods was primarily due to higher media spend. Additionally, the seasonal nature of the spending contributed to the increase compared to Q3 2024.

▪Technology, occupancy, and facility costs in Q4 2024 of $169.3 million decreased $2.3 million from Q4 2023 and increased $5.3 million from Q3 2024. The increase from Q3 2024 was due to higher costs from the firm's ongoing investment in its technology capabilities, primarily hosted solution licenses.

▪General, administrative, and other costs in Q4 2024 of $128.3 million increased $0.2 million from Q4 2023 and $24.1 million from Q3 2024. The increase from Q3 2024 was primarily due to higher professional fees, travel, and entertainment.

Non-operating income (loss)

(in millions)	Three months ended
	12/31/2024	12/31/2023	9/30/2024
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$39.8	$33.1	$37.4
Market-related gains (losses) and equity in earnings (losses)	(1.4)	5.4	5.9
Total net gains (losses) from cash and discretionary investments	38.4	38.5	43.3
Seed capital investments
Dividend income	1.6	0.6	0.5
Market-related gains (losses) and equity in earnings (losses)	1.9	25.3	21.3
Net gains (losses) recognized upon deconsolidation	0.2	(0.7)	(0.6)
Investments used to hedge deferred compensation liabilities	(9.2)	65.0	41.1
Total net gains (losses) from non-consolidated T. Rowe Price investment products	32.9	128.7	105.6
Other investment income (loss)	11.8	12.8	13.4
Net gains (losses) on investments	44.7	141.5	119.0
Net gains (losses) on consolidated investment products	(36.4)	119.2	85.9
Other gains (losses), including foreign currency gains (losses)	(3.7)	(1.0)	7.6
Non-operating income (loss)	$4.6	$259.7	$212.5

Adjusted non-operating income (loss)(1)	$34.3	$49.5	$51.2

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

On a non-GAAP basis, non-operating income (loss) consists of investment gains/losses generated from the firm's cash and discretionary investment portfolio.

Income taxes

The following reconciles the statutory federal income tax rate to the firm's effective tax rate for the years ended December 31, 2024 and 2023:

	Year ended
	12/31/2024	12/31/2023
Statutory U.S. federal income tax rate	21.0%	21.0%
State income taxes for current year, net of federal income tax benefits(1)	2.9	2.3
Net (income) losses attributable to redeemable non-controlling interests(2)	(0.3)	(0.5)
Net excess tax losses (benefits) from stock-based compensation plans activity	(0.2)	0.1
Valuation allowances	0.2	3.4
Other items	0.7	—
Effective income tax rate	24.3%	26.3%

(1) State income tax benefits are reflected in the total benefits for net income attributable to redeemable non-controlling interests and stock-based compensation plans activity.
(2) Net income attributable to redeemable non-controlling interest represents the portion of earnings held in the firm's consolidated investment products, which are not taxable to the firm despite being included in pre-tax income.

The firm's non-GAAP effective tax rate for 2024 was 24.5% compared to 27.2% for 2023. The decrease in the firm's effective tax rate is primarily due to lower valuation allowances recognized in 2024 compared to the 2023 period. In 2023, valuation allowances were recognized against cumulative UK-based deferred tax assets.

The firm estimates that its effective tax rate for the full year 2025 will be in the range of 23.0% to 27.0% on a U.S. GAAP basis, and 23.0% to 26.0% on a non-GAAP basis.

Other Matters

The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the firm's 2024 consolidated financial statements and internal controls over financial reporting at December 31, 2024. The firm expects that KPMG will complete its work in the middle of February and will then file its Form 10-K Annual Report for 2024 with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the firm's audited consolidated financial statements, management's report on internal controls over financial reporting at December 31, 2024, and the KPMG reports.

Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, amount or composition of assets under management, flows into our investment funds, regulatory developments, changes in our effective fee rate, demand for and pricing of our products, new products and services, effective tax rates, net income and earnings per common share, future transactions, our strategic initiatives, general economic conditions, dividends, stock repurchases, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm's 2023 Annual Report on Form 10-K.

Founded in 1937, T. Rowe Price (NASDAQ – GS: TROW) helps individuals and institutions around the world achieve their long-term investment goals. As a large global asset management company known for investment excellence, retirement leadership, and independent proprietary research, the firm is built on a culture of integrity that puts client interests first. Clients rely on the award-winning firm for its retirement expertise and active management of equity, fixed income, alternatives, and multi-asset investment capabilities. T. Rowe Price serves millions of clients globally and manages $1.61 trillion in assets under management as of December 31, 2024. About two-thirds of the assets under management are retirement-related. News and other updates can be found on Facebook, Instagram, LinkedIn, X, YouTube, and troweprice.com/newsroom.

Webcast Information
Chair, CEO, and President Rob Sharps, Chief Financial Officer Jen Dardis, and Head of Global Investments Eric Veiel, will provide an update on business performance, review financial results, and answer questions on a webcast to be held on Wednesday, February 5, 2025 from 8:00 - 8:45 AM (Eastern Time). To access the webcast or to obtain dial in instructions to ask a question, please visit: investors.troweprice.com.

Supplemental materials will be available on the company's investor relations website shortly before the start of the call. A replay of the webcast will be available on the company's investor relations website shortly after the event.

CONTACTS:

Public Relations	Investor Relations
Jamaal Mobley	Linsley Carruth
410-345-3403	410-345-3717
jamaal.mobley@troweprice.com	linsley.carruth@troweprice.com

Unaudited Consolidated Statements of Income
(in millions, except per-share amounts)
	Three months ended			Year ended
Revenues	12/31/2024	12/31/2023	9/30/2024	12/31/2024	12/31/2023
Investment advisory fees	$1,667.2	$1,435.9	$1,627.3	$6,399.7	$5,709.5
Performance-based advisory fees(1)	19.3	25.3	5.6	59.3	38.2
Capital allocation-based income	(5.2)	40.2	4.6	46.6	161.9
Administrative, distribution, and servicing fees	143.2	140.6	148.1	588.0	550.9
Net revenues	1,824.5	1,642.0	1,785.6	7,093.6	6,460.5

Operating expenses
Compensation, benefits, and related costs	705.4	649.4	632.9	2,603.4	2,450.7
Acquisition-related retention agreements	14.2	13.5	4.0	44.8	55.0
Capital allocation-based income compensation	(3.4)	10.6	(2.0)	5.4	44.6
Market-related change in deferred compensation liabilities	(6.7)	61.9	43.4	104.3	123.2
Total compensation and related costs	709.5	735.4	678.3	2,757.9	2,673.5
Distribution and servicing	92.9	75.7	91.6	354.1	289.9
Advertising and promotion	50.2	44.4	20.8	129.6	114.2
Product and recordkeeping related costs	74.5	68.1	75.0	297.5	291.0
Technology, occupancy, and facility costs	169.3	171.6	164.0	644.1	632.6
General, administrative, and other	128.3	128.1	104.2	433.8	421.3
Change in fair value of contingent consideration	—	(9.6)	(13.4)	(13.4)	(82.4)
Acquisition-related amortization and impairment costs	31.4	41.1	51.5	156.7	134.2
Total operating expenses	1,256.1	1,254.8	1,172.0	4,760.3	4,474.3

Net operating income	568.4	387.2	613.6	2,333.3	1,986.2

Non-operating income (loss)
Net gains (losses) on investments	44.7	141.5	119.0	363.2	355.2
Net gains (losses) on consolidated investment products	(36.4)	119.2	85.9	130.3	164.6
Other gains (losses), including foreign currency gains (losses)	(3.7)	(1.0)	7.6	(7.2)	(15.7)
Total non-operating income (loss)	4.6	259.7	212.5	486.3	504.1

Income before income taxes	573.0	646.9	826.1	2,819.6	2,490.3
Provision for income taxes	156.3	173.3	185.7	683.8	654.6
Net income	416.7	473.6	640.4	2,135.8	1,835.7
Less: net income (loss) attributable to redeemable non-controlling interests	(23.2)	36.0	37.4	35.7	47.0
Net income attributable to T. Rowe Price Group, Inc.	439.9	437.6	603.0	2,100.1	1,788.7
Less: net income allocated to outstanding restricted stock and stock unit holders	11.6	11.7	15.5	55.8	44.4
Net income allocated to T. Rowe Price common stockholders	$428.3	$425.9	$587.5	$2,044.3	$1,744.3

Earnings per share
Basic	$1.93	$1.91	$2.64	$9.18	$7.78
Diluted	$1.92	$1.90	$2.64	$9.15	$7.76

Weighted-average common shares
Outstanding	222.4	223.5	222.3	222.8	224.1
Outstanding assuming dilution	222.8	224.0	222.8	223.3	224.8

Summary of Adjusted Basis(2)	Three months ended			Year ended
(in millions, except per-share data)	12/31/2024	12/31/2023	9/30/2024	12/31/2024	12/31/2023

Operating expenses	$1,222.6	$1,150.7	$1,099.0	$4,498.8	$4,260.7
Operating expenses, excluding accrued carried interest related compensation	$1,218.7	$1,135.5	$1,087.4	$4,456.3	$4,190.7
Net operating income	$620.2	$502.7	$718.4	$2,685.9	$2,263.2
Non-operating income (loss)	$34.3	$49.5	$51.2	$148.7	$140.8
Net income attributable to T. Rowe Price	$484.8	$394.7	$586.5	$2,139.5	$1,750.1
Diluted earnings per common share	$2.12	$1.72	$2.57	$9.33	$7.59
(1) Performance-based advisory fees were previously included in the investment advisory fees. Prior periods were recast to reflect this change.
(2) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

Assets Under Management	Year ended 12/31/2024
(in billions)	Equity	Fixed income, including money market	Multi-asset(1)	Alternatives(2)	Total
Assets under management at beginning of period	$743.6	$170.0	$483.0	$47.9	$1,444.5

Net cash flows prior to manager-driven distributions	(52.0)	12.6	(6.5)	6.4	(39.5)
Manager-driven distributions	—	—	—	(3.7)	(3.7)
Net cash flows	(52.0)	12.6	(6.5)	2.7	(43.2)
Net market appreciation and gains(3)	138.1	5.5	59.5	2.2	205.3
Change during the period	86.1	18.1	53.0	4.9	162.1
Assets under management at December 31, 2024	$829.7	$188.1	$536.0	$52.8	$1,606.6
(1)     The underlying AUM of the multi-asset portfolios have been aggregated and presented in this category and not reported in the equity and fixed income columns.
(2) The alternatives asset class includes strategies authorized to invest more than 50% of its holdings in private credit, leveraged loans, mezzanine, real assets/CRE, structured products, stressed/distressed, non-investment grade CLOs, special situations, business development companies, or that have absolute return as its investment objective. Generally, only those strategies with longer than daily liquidity are included. Unfunded capital commitments were $16.2 billion as of December 31, 2024 and $11.6 billion as of December 31, 2023 and are not reflected in fee basis AUM above.
(3) Includes net distributions not reinvested of $5.9 billion.

Net Revenues	Year ended
(in millions)	12/31/2024	12/31/2023	% Change
Investment advisory fees
Equity	$3,864.7	$3,442.3	12.3%
Fixed income, including money market	410.7	400.4	2.6%
Multi-asset	1,814.1	1,583.4	14.6%
Alternatives	310.2	283.4	9.5%
Total investment advisory fees	$6,399.7	$5,709.5	12.1%

Average AUM (in billions):
Equity	$804.3	$705.2	14.1%
Fixed income, including money market	178.6	169.3	5.5%
Multi-asset	529.0	442.3	19.6%
Alternatives	50.0	45.5	9.9%
Average AUM	$1,561.9	$1,362.3	14.7%

Performance-based advisory fees were previously included in the investment advisory fees. Prior periods were recast to reflect this change.

Non-Operating Income (Loss)	Year ended
(in millions)	12/31/2024	12/31/2023
Net gains (losses) from non-consolidated T. Rowe Price investment products
Cash and discretionary investments
Dividend income	$138.6	$109.1
Market-related gains (losses) and equity in earnings (losses)	4.8	24.5
Total net gains (losses) from cash and discretionary investments	143.4	133.6
Seed capital investments
Dividend income	2.4	1.8
Market-related gains (losses) and equity in earnings (losses)	62.0	50.3
Net gains (losses) recognized upon deconsolidation	(0.4)	—
Investments used to hedge deferred compensation liabilities	96.4	123.6
Total net gains (losses) from non-consolidated T. Rowe Price investment products	303.8	309.3
Other investment income (loss)	59.4	45.9
Net gains (losses) on investments	363.2	355.2
Net gains (losses) on consolidated investment portfolios	130.3	164.6
Other gains (losses), including foreign currency gains (losses)	(7.2)	(15.7)
Non-operating income (loss)	$486.3	$504.1

Adjusted non-operating income (loss)(1)	$148.7	$140.8

(1) See the reconciliation to the comparable U.S. GAAP measures at the end of this earnings release.

The following table summarizes the cash flows for the year ended 2024 that are attributable to T. Rowe Price, our consolidated investment products, and the related eliminations required.

	Year ended
	12/31/2024
(in millions)	Cash flow attributable to T. Rowe Price	Cash flow attributable to consolidated investment products	Elims	As reported
Cash flows from operating activities
Net income (loss)	$2,100.1	$120.5	$(84.8)	$2,135.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, amortization and impairments of property, equipment and software	254.1	—	—	254.1
Amortization and impairment of acquisition-related assets and retention agreements	250.1	—	—	250.1
Fair value remeasurement of contingent liability	(13.4)	—	—	(13.4)
Stock-based compensation expense	247.3	—	—	247.3
Net (gains) losses recognized on investments	(425.0)	—	84.8	(340.2)
Net investments in investment products used to economically hedge deferred compensation liabilities	(123.2)	—	30.0	(93.2)
Net change in trading securities held by consolidated investment products	—	(760.4)	—	(760.4)
Other changes	23.9	6.1	(24.5)	5.5
Net cash provided by (used in) operating activities	2,313.9	(633.8)	5.5	1,685.6
Net cash provided by (used in) investing activities	(187.9)	(15.8)	26.2	(177.5)
Net cash provided by (used in) financing activities	(1,542.8)	637.9	(31.7)	(936.6)
Effect of exchange rate changes on cash and cash equivalents of consolidated investment products	—	(2.4)	—	(2.4)
Net change in cash and cash equivalents during year	583.2	(14.1)	—	569.1
Cash and cash equivalents at beginning of year	2,066.6	77.2	—	2,143.8
Cash and cash equivalents at end of year	$2,649.8	$63.1	$—	$2,712.9

Unaudited Condensed Consolidated Balance Sheet Information	As of
(in millions)	12/31/2024	12/31/2023
Cash and cash equivalents	$2,649.8	$2,066.6
Accounts receivable and accrued revenue	877.4	807.9
Investments	3,000.5	2,554.7
Assets of consolidated investment products	2,044.0	1,959.3
Operating lease assets	226.8	241.1
Property, equipment and software, net	977.0	806.6
Goodwill and intangible assets	3,010.9	3,150.1
Other assets	685.6	692.5
Total assets	13,472.0	12,278.8
Deferred compensation liabilities	1,020.7	895.0
Total other liabilities, includes $62.1 at December 31, 2024, and $54.2 at December 31, 2023, from consolidated investment products	1,001.2	1,092.6
Non-controlling interests*	1,104.7	786.1
Stockholders' equity attributable to T. Rowe Price Group, Inc., 223.0 common shares outstanding at December 31, 2024 and 223.9 common shares outstanding at December 31, 2023	$10,345.4	$9,505.1
* This includes both redeemable and non-redeemable non-controlling interest in consolidated entities.

The following tables detail changes in our investments in affiliated private investment funds - carried interest and non-controlling interest in consolidated entities.

Investments in affiliated private investment funds - carried interest	Three months ended			Year ended
(in millions)	12/31/2024	12/31/2023	9/30/2024	12/31/2024	12/31/2023
Balance at beginning of period	$499.7	$578.2	$497.3	$519.9	$467.8
Capital allocation-based income:
Change in accrued carried interest	12.5	51.1	35.1	134.1	223.2
Acquisition-related amortization and impairments	(17.7)	(10.9)	(30.5)	(87.5)	(61.3)
Net distributions	(67.6)	(98.5)	(2.2)	(139.6)	(109.8)
Balance at end of period	$426.9	$519.9	$499.7	$426.9	$519.9

Non-controlling interests (NCI) in consolidated entities	Three months ended			Year ended
(in millions)	12/31/2024	12/31/2023	9/30/2024	12/31/2024	12/31/2023
Balance at beginning of period	$203.4	$221.5	$205.3	$192.0	$190.7
Capital allocation-based income compensation:
Change in accrued carried interest compensation	3.9	15.2	11.6	42.5	70.0
Acquisition-related amortization and impairments	(7.3)	(4.6)	(13.6)	(37.1)	(25.4)
Net contributions (distributions)	(39.3)	(40.1)	0.1	(36.7)	(43.3)
Balance at end of period	$160.7	$192.0	$203.4	$160.7	$192.0

Non-GAAP Information and Reconciliation

The firm believes the non-GAAP financial measures below provide relevant and meaningful information to investors about its core operating results. These measures have been established in order to increase transparency for the purpose of evaluating the firm's core business, for comparing current results with prior period results, and to enable more appropriate comparison with industry peers. However, non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP and may be calculated differently by other companies.

The following schedules reconcile U.S. GAAP financial measures to non-GAAP financial measures for the three months ended December 31, 2024 and 2023 and September 30, 2024.

	Three months ended 12/31/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$1,256.1	$568.4	$4.6	$156.3	$439.9	$1.92
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	7.3	10.4	—	2.4	8.0	0.04
Acquisition-related retention arrangements(1) (Compensation and related costs)	(14.2)	14.2	—	3.3	10.9	0.04
Contingent consideration(1)	—	—	—	—	—	—
Intangible assets amortization and impairments(1)	(31.4)	31.4	—	7.2	24.2	0.11
Total acquisition-related	(38.3)	56.0	—	12.9	43.1	0.19
Deferred compensation liabilities(2) (Compensation and related costs)	6.7	(6.7)	9.2	0.6	1.9	0.01
Consolidated investment products(3)	(1.9)	2.5	36.4	3.6	12.1	0.05
Other non-operating income(4)	—	—	(15.9)	(3.7)	(12.2)	(0.05)
Adjusted Non-GAAP Basis	$1,222.6	$620.2	$34.3	$169.7	$484.8	$2.12

	Three months ended 12/31/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$1,254.8	$387.2	$259.7	$173.3	$437.6	$1.90
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	4.6	6.3	—	1.7	4.6	0.02
Acquisition-related retention arrangements(1) (Compensation and related costs)	(13.5)	13.5	—	3.6	9.9	0.04
Contingent consideration(1)	9.6	(9.6)	—	(2.6)	(7.0)	(0.03)
Intangible assets amortization and impairments(1)	(41.1)	41.1	—	11.1	30.0	0.14
Total acquisition-related	(40.4)	51.3	—	13.8	37.5	0.17
Deferred compensation liabilities(2) (Compensation and related costs)	(61.9)	61.9	(65.0)	(0.8)	(2.3)	(0.01)
Consolidated investment products(3)	(1.8)	2.3	(119.2)	(21.8)	(59.1)	(0.26)
Other non-operating income(4)	—	—	(26.0)	(7.0)	(19.0)	(0.08)
Adjusted Non-GAAP Basis	$1,150.7	$502.7	$49.5	$157.5	$394.7	$1.72

	Three months ended 9/30/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$1,172.0	$613.6	$212.5	$185.7	$603.0	$2.64
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	13.6	16.9	—	2.3	14.6	0.06
Acquisition-related retention arrangements(1) (Compensation and related costs)	(4.0)	4.0	—	0.5	3.5	0.02
Contingent consideration(1)	13.4	(13.4)	—	(1.8)	(11.6)	(0.05)
Intangible assets amortization and impairments(1)	(51.5)	51.5	—	7.0	44.5	0.19
Total acquisition-related	(28.5)	59.0	—	8.0	51.0	0.22
Deferred compensation liabilities(2) (Compensation and related costs)	(43.4)	43.4	(41.1)	0.3	2.0	0.01
Consolidated investment products(3)	(1.1)	2.4	(85.9)	(6.3)	(39.8)	(0.17)
Other non-operating income(4)	—	—	(34.3)	(4.6)	(29.7)	(0.13)
Adjusted Non-GAAP Basis	$1,099.0	$718.4	$51.2	$183.1	$586.5	$2.57

The following schedules reconcile certain U.S. GAAP financial measures for the year ended December 31, 2024 and 2023.

	Year ended 12/31/2024
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(5)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(6)
U.S. GAAP Basis (FS line item)	$4,760.3	$2,333.3	$486.3	$683.8	$2,100.1	$9.15
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	37.1	50.4	—	10.2	40.2	0.18
Acquisition-related retention arrangements(1) (Compensation and related costs)	(44.8)	44.8	—	10.4	34.4	0.15
Contingent consideration(1)	13.4	(13.4)	—	(1.8)	(11.6)	(0.05)
Intangible assets amortization and impairments(1)	(156.7)	156.7	—	32.2	124.5	0.54
Total acquisition-related	(151.0)	238.5	—	51.0	187.5	0.82
Deferred compensation liabilities(2) (Compensation and related costs)	(104.3)	104.3	(96.4)	1.7	6.2	0.03
Consolidated investment products(3)	(6.2)	9.8	(130.3)	(17.5)	(67.3)	(0.29)
Other non-operating income(4)	—	—	(110.9)	(23.9)	(87.0)	(0.38)
Adjusted Non-GAAP Basis	$4,498.8	$2,685.9	$148.7	$695.1	$2,139.5	$9.33

	Year ended 12/31/2023
	Operating expenses	Net operating income	Non-operating income (loss)	Provision (benefit) for income taxes(6)	Net income attributable to T. Rowe Price Group, Inc.	Diluted earnings per share(7)
U.S. GAAP Basis (FS line item)	$4,474.3	$1,986.2	$504.1	$654.6	$1,788.7	$7.76
Non-GAAP adjustments:
Acquisition-related:
Investment and NCI amortization and impairments(1) (Capital allocation-based income and Compensation and related costs)	25.4	35.9	—	7.9	28.0	0.12
Acquisition-related retention arrangements(1) (Compensation and related costs)	(55.0)	55.0	—	10.8	44.2	0.19
Contingent consideration(1)	82.4	(82.4)	—	(10.6)	(71.8)	(0.31)
Intangible assets amortization and impairments(1)	(134.2)	134.2	—	28.8	105.4	0.46
Total acquisition-related	(81.4)	142.7	—	36.9	105.8	0.46
Deferred compensation liabilities(2) (Compensation and related costs)	(123.2)	123.2	(123.6)	0.5	(0.9)	—
Consolidated investment products(3)	(9.0)	11.1	(164.6)	(22.3)	(84.2)	(0.37)
Other non-operating income(4)	—	—	(75.1)	(15.8)	(59.3)	(0.26)
Adjusted Non-GAAP Basis	$4,260.7	$2,263.2	$140.8	$653.9	$1,750.1	$7.59

(1)    These non-GAAP adjustments remove the impact of acquisition-related amortization and costs including intangible assets and acquired assets amortization and impairments, contingent consideration liability fair value remeasurements, amortization and impairments of acquired investments and non-controlling interest basis differences, and amortization of compensation-related arrangements. Management believes adjusting for these charges helps the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(2)    This non-GAAP adjustment removes the compensation expense impact from market valuation changes in the deferred compensation liabilities, which include the supplemental savings plan and, beginning in Q4 2024, restricted fund units, and the related net gains (losses) on investments designated as economic hedges against the related liabilities. The liabilities are adjusted for appreciation (depreciation) of hypothetical investments chosen by participants. The firm uses investment products to economically hedge the market risk associated with the supplemental savings plan liability and the expected settlement value of unvested restricted fund units. Management believes it is useful to offset the non-operating investment income (loss) recognized on the economic hedges against the related compensation expense and remove the net impact to help the reader's ability to understand the firm's core operating results and to increase comparability period to period.

(3)    These non-GAAP adjustments remove the impact the consolidated investment products have on the firm's U.S. GAAP consolidated statements of income. Specifically, the firm adds back the operating expenses and subtracts the investment income of the consolidated investment products. The adjustment to operating expenses represents the operating expenses of the consolidated products, net of the elimination of related management and administrative fees. The adjustment to net income attributable to T. Rowe Price represents the net income of the consolidated products, net of redeemable non-controlling interests. Management believes the consolidated investment products may impact the reader’s ability to understand the firm's core operating results and increase the comparability period to period.

(4)    This non-GAAP adjustment represents the other non-operating income (loss) and the net gains (losses) earned on the firm's investment portfolio that are not designated as economic hedges of the deferred compensation liabilities and that are not part of the cash and discretionary investment portfolio. Management retains in its non-GAAP measures the investment gains recognized on the cash and discretionary investments as these assets and related income (loss) are considered part of the firm's core operations. Management believes adjusting for the remaining non-operating income (loss) helps the reader’s ability to understand the firm's core operating results and increases comparability to prior years. Additionally, management does not emphasize the impact of this portion of non-operating income (loss) when managing and evaluating the firm's performance.

(5)    The income tax impacts were calculated in order to achieve an overall year-to-date non-GAAP effective tax rate of 24.5% in 2024 and 27.2% in 2023. As such, the non-GAAP effective tax rate for the three months ended December 31, 2024 and 2023 was 25.9% and 28.5%, respectively.

(6)    This non-GAAP measure was calculated by applying the two-class method to adjusted net income attributable to T. Rowe Price Group and dividing by the weighted-average common shares outstanding assuming dilution. The calculation of adjusted net income allocated to common stockholders is as follows:

	Three months ended			Year ended
	12/31/2024	12/31/2023	9/30/2024	12/31/2024	12/31/2023
Adjusted net income attributable to T. Rowe Price	$484.8	$394.7	$586.5	$2,139.5	$1,750.1
Less: adjusted net income allocated to outstanding restricted stock and stock unit holders	12.7	10.6	15.0	56.8	43.4
Adjusted net income allocated to common stockholders	$472.1	$384.1	$571.5	$2,082.7	$1,706.7